Exhibit 10.3


                         AMERICAN RETIREMENT CORPORATION
                              NON-EMPLOYEE DIRECTOR
                      NON-QUALIFIED STOCK OPTION AGREEMENT


          THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into this _____ day of _______________, _____, by and between AMERICAN RETIREMENT CORPORATION, a Tennessee corporation (the "Company"), and ____________________ (the "Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the American Retirement Corporation 2006 Stock Incentive Plan, as amended (the "Plan").

          WHEREAS, the Company has adopted the Plan pursuant to which the Company is authorized to grant directors of the Company options to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"); and

          WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Common Stock as hereinafter provided in accordance with the provisions of the Plan.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee a Non-Qualified Stock Option (the "Option"), exercisable in whole or in part, to purchase __________ shares of the Company's Common Stock for an exercise price of $_______________ per share (which equals the fair market value of the Common Stock on the date of grant) on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.

     2. Option Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and conditions thereof. The Option is granted under the Plan and is subject to the terms and conditions set forth in the Plan. In the event any of the provisions hereof conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling. Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

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     3. Timing of Exercise. The option will fully vest and become exercisable on the date of the Annual Meeting of Shareholders held on __________________, provided the Optionee has been a member of the Board until such date (whether or not the Optionee will remain a director following such date). In the event of a Change in Control, the Option, to the extent not previously exercisable and vested, will be exercisable and fully vested automatically. The Option will expire ten years from the date of grant of the Option with respect to any then unexercised portion thereof, unless terminated earlier pursuant to Section 6 below.

     4. Manner of Exercise. The Option shall be exercised by the Optionee (or other party entitled to exercise the Option as otherwise provided in this Agreement) by delivering written notice to the Company stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash (payment in currency or by certified check, cashier's check, postal money order or wire transfer shall be considered payment in cash), in the form of shares of Common Stock already owned by the Optionee and held for at least six (6) months prior to the exercise date, or such other method of payment as the Board may accept. In the event of payment by shares of Common Stock, the shares used in payment of the purchase price shall be considered payment to the extent of their Fair Market Value on the date of exercise of the Option. Subject to applicable securities laws, the Optionee may also exercise the Option by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment.

     5. Limited Transferability. During the Optionee's lifetime this Option can be exercised only by the Optionee, except as otherwise provided in Section 6(a) or in this Section 5. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Optionee other than (i) to a Permitted Transferee or (ii) by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer. Any transfer of this Option by the Optionee to a Permitted Transferee must be for no consideration and, after the transfer, the Permitted Transferee shall have the sole responsibility for determining whether and when to exercise the Option. A Permitted Transferee may not transfer any such Option other than by will or the laws of descent and distribution. For purposes of this Agreement, "Permitted Transferee" means the Optionee's Immediate Family, a Permitted Trust or a partnership of which the only partners are Permitted Trusts and members of the Optionee's Immediate Family. For purposes of this Agreement, "Immediate Family" means the Optionee's children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse (including a former spouse pursuant to the terms of a court order), siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Agreement, a "Permitted Trust" means a trust solely for the benefit of the Optionee or Optionee's Immediate Family.

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     6. Termination of Service as a Director. Upon termination of the Optionee's service as a director of the Company, (i) this Option, to the extent then vested and exercisable, will remain vested and exercisable through the expiration date and (ii) any portion of this Option that would have vested and become exercisable within a period of less than twelve months following the date of the termination of Optionee's service as a director shall become vested and exercisable through the expiration date. Any unvested Options held by the Optionee on the date of termination of service will be forfeited to the extent such shares would not have become vested and exercisable until at least twelve months from the date of termination of service.

     7. Restrictions on Purchase and Sale of Shares. The Company shall be obligated to sell or issue shares pursuant to the exercise of the Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). In the event that the shares are not registered under the 1933 Act, the Optionee hereby agrees that, as a further condition to the exercise of the Option, the Optionee (or his successor under Section 6 hereof), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Optionee represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Optionee further agrees that if the shares of Common Stock to be issued upon the exercise of the Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

     8. Adjustment. Subject to the restrictions contained in Sections 4.2 and 14 of the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

     9. No Rights Until Exercise. The Optionee shall have no rights hereunder as a shareholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate to him or her for such shares upon due exercise of the Option. Nothing contained herein shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

     10. Amendment. The Board may amend the terms of the Option, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Optionee hereunder without the Optionee' s consent.

     11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

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     12. Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

     13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

     14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

     15. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, executors, administrators, successors and assignees.

     IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be duly executed as of the day and year first above written.


                                        AMERICAN RETIREMENT CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:

                                        OPTIONEE:


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